Exhibit 10.11


                        BrainStorm Cell Therapeutics Inc.


                        The 2004 Global Share Option Plan


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                                TABLE OF CONTENTS

1.   PURPOSE OF THE GLOBAL PLAN................................................3

2.   DEFINITIONS...............................................................3

3.   ADMINISTRATION OF THE GLOBAL PLAN.........................................5

4.   DESIGNATION OF PARTICIPANTS...............................................6

5.   SHARES RESERVED FOR THE GLOBAL PLAN.......................................6

6.   PURCHASE PRICE............................................................7

7.   ADJUSTMENTS...............................................................7

8.   TERM AND EXERCISE OF OPTIONS..............................................9

9.   VESTING OF OPTIONS.......................................................10

10.  PUCHASE FOR INVESTMENT...................................................10

11.  DIVIDENDS................................................................12

12.  RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS........................12

13.  EFFECTIVE DATE AND DURATION OF THE GLOBAL PLAN...........................12

14.  AMENDMENTS OR TERMINATION................................................13

15.  GOVERNMENT REGULATIONS...................................................14

16.  CONTINUANCE OF EMPLOYMENT................................................13

17.  GOVERNING LAW AND JURISDICTION...........................................13

18.  TAX CONSEQUENCES.........................................................14

19.  NON-EXCLUSIVITY OF THE GLOBAL PLAN.......................................14

20.  MULTIPLE AGREEMENTS......................................................14

21.  RULES PARTICULAR TO SPECIFIC COUNTRIES...................................14

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      This plan, as amended from time to time, shall be known as the BrainStorm
      Cell Therapeutics Inc. 2004 Global Share Option Plan (the "Global Plan").

1.    PURPOSE OF THE GLOBAL PLAN

      The Global Plan is intended to provide an incentive to retain, in the employ of the Company (as defined below) and its affiliates, persons of training, experience and ability; to attract new employees, directors, consultants and service providers; to encourage the sense of proprietorship of such persons; and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company.

2.    DEFINITIONS

      For purposes of interpreting the Global Plan and related documents (including the Option Agreement and its appendixes), the following definitions shall apply:

      2.1   "Board" means the Board of Directors of the Company.

      2.2 "Cause" means (i) conviction of any felony involving moral turpitude or affecting the Company or its affiliates; (ii) any refusal to carry out a reasonable directive of the Company's Chief Executive Officer, Board or the Optionee's direct supervisor, which involves the business of the Company or its affiliates and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or its affiliates; (iv) any breach of the Optionee's fiduciary duties or duties of care of the Company or its affiliates; including without limitation disclosure of confidential information of the Company or its affiliates; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company or its affiliates.

      2.3   "Chairman" means the Chairman of the Committee.

      2.4 "Committee" means a share option compensation committee of the Board, designated from time to time by the resolution of the Board, which shall consist of no fewer than two members of the Board.

      2.5 "Company" means BrainStorm Cell Therapeutics Inc., a Washington State company.

      2.6 "Date of Grant" means the date determined by the Board or authorized Committee as set forth in the Option Agreement.

      2.7 "Employee" means a person who is employed by the Company or any affiliate.

      2.8 "Expiration date" means the date upon which an Option shall expire, as set forth in Section 8.2 of the Global Plan.

      2.9 "Fair Market Value" means as of any date, the value of a Share determined as follows:


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            (i)   If the Shares are listed on any established stock exchange or a national market system, including without limitation the Tel Aviv Stock Exchange, the NASDAQ National Market System or the NASDAQ SmallCap Market, the Fair Market Value shall be the last reported sale price for such Shares (or the highest closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in The Wall Street Journal, or such other source as the Board deems reliable;

            (ii) If the Shares are regularly quoted by one or more recognized securities dealers, but selling prices are not reported, the Fair Market Value shall be the mean between the highest bid and lowest asked prices for the Shares on the last market trading day prior to the day of determination; or

            (iii) In the absence of an established market for the Shares, the
                  Fair Market Value thereof shall be determined in good faith by the Board.

      2.10  "IPO" means the initial public offering of the Company's shares.

      2.11 "Option" means an option to purchase one or more Shares pursuant to the Global Plan.

      2.12 "Optionee" means a person who receives or holds an Option under the Global Plan.

      2.13 "Option Agreement" means the share option agreement between the Company and an Optionee that evidences and sets out the terms and conditions of an Option.

      2.14  "Global Plan" means the Company's 2004 Global Share Option Plan.

      2.15 "Purchase Price" means the price for each Share subject to an Option.

      2.16 "Service Provider" means a director, consultant or adviser of the Company or any affiliate, or any other person who is not an Employee.

      2.17  "Share" means the common stock, 0.00005 par value, of the Company.

      2.18 "Successor Company" means any entity into which the Company is merged to or by which the Company is acquired.

      2.19 "Transaction" means (i) merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of all or substantially all of the assets or shares of the Company to another entity.

      2.20 "U.S. Plan" means the BrainStorm Cell Therapeutics Inc. 2005 U.S. Stock Option and Incentive Plan.

      2.21 "Vested Option" means any Option, which has already been vested according to the Vesting Dates.


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      2.22  "Vesting Dates" means, as determined by the Board or authorized
            Committee, the date as of which the Optionee shall be entitled to exercise Options or part of the Options as set forth in Section 9 of the Global Plan.

3.    ADMINISTRATION OF THE GLOBAL PLAN

      3.1 The Board shall have the power to administer the Global Plan. To the extent permitted under applicable law, the Board may delegate its powers under the Global Plan, or any part thereof, to the Committee, in which case, any reference to the Board in the Global Plan with respect to the rights so delegated shall be construed as reference to the Committee. Notwithstanding the foregoing, the Board shall automatically have residual authority (i) if no Committee shall be constituted, (ii) with respect to rights not delegated by the Board to the Committee, or (iii) if such Committee shall cease to operate for any reason whatsoever.

      3.2 The Committee, if appointed, shall select one of its members as its Chairman and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

      3.3 The Committee shall have full power and authority subject to the approval of the Board to the extent required under applicable law (and subject further to applicable laws): (i) to designate Optionees; (ii) to determine the terms and provisions of respective Option Agreements (which need not be identical) including, but not limited to, the number of Shares to be covered by each Option, provisions concerning the time or times when and the extent to which the Options may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (iii) to accelerate the right of an Optionee to exercise, in whole or in part, any previously granted Option; (iv) to interpret the provisions and supervise the administration of the Global Plan; (v) to determine the Fair Market Value of the Shares; (vi) determine the Purchase Price of the Option
            (vii) to designate the type of Options to be granted to an Optionee;
            (viii) to determine any other matter which is necessary or desirable for, or incidental to, the administration of the Global Plan.

      3.4 The Board and/or the Committee shall have the authority to grant, in its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price equal to, lower than or higher than the Purchase Price of the original Option so surrendered and canceled, and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Global Plan.

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      3.5   Subject to the Company's incorporation documents, all decisions and selections made by the Board or the Committee pursuant to the provisions of the Global Plan shall be made by a majority of its members except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or the Committee relating to any Option to be granted to that member. Any decision reduced to writing shall be executed in accordance with the provisions of the Company's incorporation documents, as the same may be in effect from time to time.

      3.6 The interpretation and construction by the Committee of any provision of the Global Plan or of any Option Agreement thereunder shall be final and conclusive unless otherwise determined by the Board.

      3.7 Subject to the Company's incorporation documents and the Company's decision, and to all approvals legally required, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Global Plan unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's incorporation documents, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

4.    DESIGNATION OF PARTICIPANTS

      The persons eligible for participation in the Global Plan shall include Employees and/or Service Providers. The grant of an Option hereunder shall neither entitle the Optionee to participate nor disqualify him or her from participating in, any other grant of Options pursuant to the Global Plan or any other option or share plan of the Company or any of its affiliates.

5.    SHARES RESERVED FOR THE GLOBAL PLAN

      5.1 The Company has reserved a total of 9,143,462 authorized but unissued Shares for the purposes of the Global Plan and for the purpose of the U.S. Plan and the Company's other share option plans, when applicable, subject to adjustment as set forth in Section 7 below. Any Shares issued pursuant to an Option or other award under the Global Plan, the U.S. Plan or any other Company share option plan shall reduce the total number of shares reserved and available for the grant of future Options and other awards under the Global Plan, the U.S. Plan and any other Company share option plans. Any Shares which remain unissued and which are not subject to outstanding Options at the termination of the Global Plan shall cease to be reserved for the purpose of the Global Plan, but until termination of the Global Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Global Plan. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Share or Shares subject to such Option may again be subjected to an Option under the Global Plan, the U.S. Plan or under future plans.

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      5.2   Each Option granted pursuant to the Global Plan, shall be evidenced by a written Option Agreement between the Company and the Optionee, in such form as the Board shall from time to time approve. Each Option Agreement shall state, inter alia, the number of Shares to which the Option relates, the type of Option granted thereunder, the Vesting Dates, the Purchase Price per Share and the Expiration Date.

6.    PURCHASE PRICE

      6.1 The Purchase Price of each Share subject to an Option shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time. Each Option Agreement will contain the Purchase Price determined for each Optionee.

      6.2 The Purchase Price shall be payable upon the exercise of an Option in cash, check or wire transfer. The Purchase Price shall be denominated in the currency of the primary economic environment of, at the Company's discretion, either the Company or the Employee (that is the functional currency of the Company or the currency in which the Employee is paid).

7.    ADJUSTMENTS

Upon the occurrence of any of the following described events, Optionee's rights to purchase Shares under the Global Plan shall be adjusted as hereafter provided:

      7.1 In the event of Transaction, the unexercised Options then outstanding under the Global Plan shall be assumed or substituted for an appropriate number of shares of each class of shares or other securities of the Successor Company (or a parent or subsidiary of the Successor Company) as were distributed to the shareholders of the Company in connection and with respect to the Transaction. In the case of such assumption and/or substitution of Options, appropriate adjustments shall be made to the Purchase Price so as to reflect such action and all other terms and conditions of the Option Agreements shall remain unchanged, including but not limited to the vesting schedule, all subject to the determination of the Committee or the Board, which determination shall be in their sole discretion and final. The Company shall notify the Optionee of the Transaction in such form and method as it deems applicable at least ten (10) days prior to the effective date of such Transaction.

      7.2 Notwithstanding the above and subject to all applicable law, the Board or the Committee shall have the power and authority to determine that in certain Option Agreements there shall be a clause instructing that if in any Transaction the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute the Options, the Vesting Dates of outstanding Options shall be accelerated so that any unvested Option or any portion thereof shall be immediately vested as of the date which is ten (10) days prior to the effective date of the Transaction.

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      7.3   For the purposes of Section 7.1 above, an Option shall be considered assumed or substitute if, following the Transaction, the Option shall confer the right, subject to such Option's original vesting schedule, to purchase or receive, for each Share underlying such Option immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Transaction by the holders of shares for each Share held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Transaction is not solely shares of common stock (or their equivalent) of the Successor Company or its parent or subsidiary, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option to be solely shares of common stock (or their equivalent) of the Successor Company or its parent or subsidiary equal in Fair Market Value to the per Share consideration received by holders of a majority of the outstanding shares in the Transaction; and provided further that the Committee may determine, in its discretion, that in lieu of such assumption or substitution of Options for options of the Successor Company or its parent or subsidiary, such Options will be substituted for any other type of asset or property including cash which is fair under the circumstances.

      7.4 If the Company is voluntarily liquidated or dissolved while unexercised Options remain outstanding under the Global Plan, the Company shall immediately notify all unexercised Option holders of such liquidation, and the Option holders shall then have ten (10) days to exercise any unexercised Vested Option held by them at that time, in accordance with the exercise procedure set forth herein. Upon the expiration of such ten-days period, all remaining outstanding Options will terminate immediately.

      7.5 If the outstanding Shares shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), Share split or reverse Share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of the Shares subject to the Global Plan or subject to any Options theretofore granted, and the Purchase Prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Purchase Price; provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding Shares. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the Global Plan (as set forth in Section 5 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted (all as determined by the Board whose determination shall be final).
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      7.6   The Optionee acknowledges that Optionee's rights to sell the Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Optionee unconditionally agrees and accepts any such limitations.

8.    TERM AND EXERCISE OF OPTIONS

      8.1 Options shall be exercised by the Optionee's by giving written notice of to the Company or to any third party designated by the Company (the "Representative"), in such form and method as may be determined by the Company, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the exercise price for the number of Shares with respect to which the option is being exercised, at the Company's or the Representative's principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

      8.2 Options, to the extent not previously exercised, shall terminate upon the earlier of: (i) the date set forth in the Option Agreement;
            (ii) the expiration of ten (10) years from the Date of Grant; or
            (iii) the expiration of any extended period in any of the events set forth in Section 8.5 below.

      8.3 The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options have become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of Section 8.5 below, the Optionee is an Employee or a Service Provider at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

      8.4 Subject to the provisions of Section 8.5 below, in the event of a termination of Optionee's employment or service, all Options granted to such Optionee shall immediately expire. Unless otherwise approved by the Committee, a notice of termination of employment or services shall be deemed to constitute termination of employment or services.

      8.5 Notwithstanding anything to the contrary hereinabove and unless otherwise determined in the Optionee's Option Agreement, an Option may be exercised after the date of termination of Optionee's employment or service during an additional period of time beyond the date of such termination, but only with respect to the number of Vested Options at the time of such termination according to the Vesting Dates, if:

            8.5.1 termination is without Cause, in which event the Vested
                  Options still in force and unexpired may be exercised within a period of three (3) months after the date of such termination; or

            8.5.2 termination is the result of death or disability of the
                  Optionee, in which event the Vested Options still in force and unexpired may be exercised within a period of twelve (12) months after such date of termination; or-

            8.5.3 prior to the date of such termination, the Committee shall authorize an extension of the term of all or part of the Vested Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

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            8.5.4 For avoidance of any doubt, if termination of employment or service is for Cause, any outstanding unexercised Option will immediately expire and terminate, and the Optionee shall not have any right in respect of such outstanding Options.

      8.6 To avoid doubt, Optionees shall not have any of the rights or privileges of shareholders of the Company, in respect of any Shares purchasable upon the exercise of an Option, nor shall they be deemed to be a class of shareholders or creditors of the Company for the purpose of all applicable law, until registration of the Optionee as holder of such Shares in the Company's register of shareholders upon exercise of the Option in accordance with the provisions of the Global Plan.

      8.7 Any form of Option Agreement authorized by the Global Plan may contain such other provisions, not inconsistent with the Global Plan, as the Board may, from time to time, deem advisable.

9.    VESTING OF OPTIONS

      9.1 Subject to the provisions of the Global Plan, Options shall vest at the Vesting Dates set forth in the Option Agreement. However no Option shall be exercised after the Expiration Date.

      9.2 An Option may be subject to such other terms and conditions, not inconsistent with the Global Plan, on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Options may vary.

10.   PURCHASE FOR INVESTMENT

      The Company's obligation to issue or allocate Shares upon exercise of an Option granted under the Global Plan is expressly conditioned upon: (a) the Company's completion of any registration or other qualifications of such Shares under all applicable laws, rules and regulations or (b) representations and undertakings by the Optionee (or his legal representative, heir or legatee, in the event of the Optionee's death) to assure that the sale of the Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir, or legatee): (a) is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such Shares a legend setting forth (i) any representations and undertakings which such Optionee has given to the Company or a reference thereto and (ii) that, prior to effecting any sale or other disposition of any such Shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable laws, rules and regulations of the United States or any other state having jurisdiction over the Company and the Optionee.

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11.   DIVIDENDS

      With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Optionee and held by the Optionee or by a trustee, as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company's incorporation documents, as amended from time to time and subject to any applicable taxation on distribution of dividends.

12.   RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS

      No Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable, or given as collateral nor any right with respect thereto may be given to any third party whatsoever, other than by will or by the laws of descent and distribution or as specifically otherwise allowed under the Global Plan and during the lifetime of the Optionee, each and all of such Optionee's rights to purchase Shares hereunder shall be exercisable only by the Optionee. Any action made in contradiction to the aforementioned, shall be null and void.

13.   EFFECTIVE DATE AND DURATION OF THE GLOBAL PLAN

      The Global Plan shall be effective as of the day it was adopted by the Board and shall terminate at the end of ten (10) years from such day of adoption.

      The Company shall obtain the approval of the Company's shareholders for the adoption of this Global Plan or for any amendment to this ISOP, if shareholders' approval is necessary or desirable to comply with any applicable law including without limitation the U.S. securities law or the securities laws of other jurisdiction applicable to Options granted to Optionees under this Global Plan, or if shareholders' approval is required by any authority or by any governmental agencies or national securities exchanges including without limitation the US Securities and Exchange Commission.

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14.   AMENDMENTS OR TERMINATION

      14.1 The Board may at any time, subject to the provisions of Section 14.2 below and all applicable law, amend, alter, suspend or terminate the Global Plan, provided, however, that (i) the Board may not extend the term of the Global Plan specified in Section 13 and (ii) no amendment, alteration, suspension or termination of the Global Plan shall impair the rights of any Optionee, unless mutually agreed otherwise by the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company. Earlier termination of the Global Plan prior to the Termination Date shall not affect the Board's ability to exercise the powers granted to it hereunder with respect to Options granted under the Global Plan prior to the date of such earlier termination.

      14.2 The Company shall obtain the approval of the Company's shareholders for any amendment to this Global Plan and/or the Appendixes thereto if shareholders' approval is required under any applicable law including without limitation the U.S. securities law or the securities laws of other jurisdiction applicable to Options granted to Optionees under this Global Plan and/or the Appendixes thereto, or if shareholders' approval is required by any authority or by any governmental agencies or national securities exchanges including without limitation the U.S. Securities and Exchange Commission.

15.   GOVERNMENT REGULATIONS

      The Global Plan, the granting and exercise of Options hereunder and the obligation of the Company to sell and deliver Shares under such Options shall be subject to all applicable laws, rules, regulations, approvals and consents whether of the United States, the State of Israel, or any other state having jurisdiction over the Company or the Optionee, including the registration of the Shares under the United States Securities Act 1933 or under the securities act of any applicable jurisdiction, and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities law of any jurisdiction.

16.   CONTINUANCE OF EMPLOYMENT

      Neither the Global Plan nor any Option Agreement shall impose any obligation on the Company or an affiliate to continue any Optionee in its employ or service, and nothing in the Global Plan or in any Option granted pursuant hereto shall confer upon any Optionee any right to continue in the employ or service of the Company or an affiliate thereof or restrict the right of the Company or an affiliate thereof to terminate such employment or service at any time.

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17.   GOVERNING LAW AND JURISDICTION

      The Global Plan shall be governed by and construed and enforced in accordance with the laws of the State of Israel as applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of the State of Israel, Washington State or any other state of the United States in which the company is qualified to do business shall have sole jurisdiction in any matters pertaining to the Global Plan.

18.   TAX CONSEQUENCES

      Any tax consequences to any Optionee arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its affiliates, or the Optionee) hereunder shall be borne solely by the Optionee. The Company and/or its affiliates shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or its affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

      The Company shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

21.   NON-EXCLUSIVITY OF THE GLOBAL PLAN

      The adoption of the Global Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Options otherwise then under the Global Plan, and such arrangements may be either applicable generally or only in specific cases. For the avoidance of doubt, prior grant of options to Optionees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this section.

22.   MULTIPLE AGREEMENTS

      The terms of each Option may differ from other Options granted under the Global Plan at the same time, or at any other time. The Board may also grant more than one Option to a given Optionee during the term of the Global Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

23.   RULES PARTICULAR TO SPECIFIC COUNTRIES

      Notwithstanding anything herein to the contrary, the terms and conditions of the Global Plan may be adjusted with respect to a particular country by means of an addendum to the Global Plan in the form of an appendix (the

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

      "Appendix"), and to the extent that the terms and conditions set forth in the Appendix conflict with any provisions of the Global Plan, the provisions of the Appendix shall govern. Terms and conditions set forth in the Appendix shall apply only to Options issued to Optionees under the jurisdiction of the specific country that is subject of the Appendix and shall not apply to Options issued to any other Optionee. The adoption of any such Appendix shall be subject to the approval of the Board and if required the approval of the shareholders of the Company.

                                      * * *

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                        BRAINSTORM CELL THERAPEUTICS INC

                               APPENDIX A - ISRAEL

                       TO THE 2004 GLOBL SHARE OPTION PLAN


1.    GENERAL

      1.1. This appendix (the "Appendix") shall apply only to participants who are residents of the state of Israel or those who are deemed to be residents of the state of Israel for the payment of tax. The provisions specified hereunder shall form an integral part of the 2004 Global Share Option Plan of BrainStorm Cell Therapeutics Inc (hereinafter: the "Plan"), which applies to the issuance of options to purchase Shares of BrainStorm Cell Therapeutics Inc (hereinafter: the "Company"). According to the Plan, options to purchase the Company's Shares may be issued to employees, directors, consultants and service provides of the Company or its affiliates

      1.2 This Appendix is effective with respect to Options granted as of January 1, 2003 and shall comply with Amendment no. 132 of the Israeli Tax Ordinance.

      1.3. This Appendix is to be read as a continuation of the Plan and only modifies options granted to Israeli Optionees so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 (as specified herein), as may be amended or replaced from time to time. For the avoidance of doubt, this Appendix does not add to or modify the Plan in respect of any other category of Optionees.

      1.5. The Plan and this Appendix are complimentary to each other and shall be deemed as one. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions set out in the Appendix shall prevail.

      1.6. Any capitalized terms not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan.

2.    DEFINITIONS

      2.1   "Affiliate" means any "employing company" within the meaning of
            Section 102(a) of the Ordinance.

      2.2 "Approved 102 Option" means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Optionee.

      2.3 "Capital Gain Option (CGO)" means an Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

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

      2.4   "Controlling Shareholder" shall have the meaning ascribed to it in
            Section 32(9) of the Ordinance.

      2.5 "Employee" means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding any Controlling Shareholder, all as determined in Section 102 of the Ordinance.

      2.6   "ITA" means the Israeli Tax Authorities.

      2.7 "Non-Employee" means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

      2.8 "Ordinary Income Option (OIO)" means an Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

      2.9   "102 Option" means any Option granted to Employees pursuant to
            Section 102 of the Ordinance.

      2.10 "3(i) Option" means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is a Non- Employee.

      2.11 "Ordinance" means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

      2.12 "Section 102" means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

      2.13 "Trustee" means any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

      2.14 "Unapproved 102 Option" means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

3.    ISSUANCE OF OPTIONS

      3.1 The persons eligible for participation in the Plan as Optionees shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Options; and (ii) Non-Employees and/or Controlling Shareholders may only be granted 3(i) Options

      3.2   The Company may designate Options granted to Employees pursuant to
            Section 102 as Unapproved 102 Options or Approved 102 Options.

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

      3.3 The grant of Approved 102 Options shall be made under this Appendix adopted by the Board, and shall be conditioned upon the approval of this Appendix by the ITA.

      3.4 Approved 102 Options may either be classified as Capital Gain Options ("CGOs") or Ordinary Income Options ("OIOs").

      3.5 No Approved 102 Options may be granted under this Appendix to any eligible Employee, unless and until, the Company's election of the type of Approved 102 Options as CGO or OIO granted to Employees (the "Election"), is appropriately filed with the ITA. Such Election shall become effective beginning the first date of grant of an Approved 102 Option under this Appendix and shall remain in effect at least until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

      3.6 All Approved 102 Options must be held in trust by a Trustee, as described in Section 4 below.

      3.7 For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102.

4.    TRUSTEE

      4.1 Approved 102 Options which shall be granted under this Appendix and/or any Shares allocated or issued upon exercise of such Approved 102 Options and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Optionees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the "Holding Period"). In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options may be regarded as Unapproved 102 Options, all in accordance with the provisions of Section 102.

      4.2 Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise of Approved 102 Options prior to the full payment of the Optionee's tax liabilities arising from Approved 102 Options which were granted to him and/or any Shares allocated or issued upon exercise of such Options.

      4.3 With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

      4.4 Upon receipt of Approved 102 Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with this Appendix, or any Approved 102 Option or Share granted to him thereunder.

5.    THE OPTIONS

      The terms and conditions upon which the Options shall be issued and exercised, shall be as specified in the Option Agreement to be executed pursuant to the Plan and to this Appendix. Each Option Agreement shall state, inter alia, the number of Shares to which the Option relates, the type of Option granted thereunder (whether a CGO, OIO, Unapproved 102 Option or a 3(i) Option), the vesting provisions and the exercise price.

6.    FAIR MARKET VALUE

      Without derogating from Section 2.9 of the Plan and solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant the Company's shares are listed on any established stock exchange or a national market system or if the Company's shares will be registered for trading within ninety (90) days following the date of grant of the CGOs, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of the Company's shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

7.    EXERCISE OF OPTIONS

      Options shall be exercised by the Optionee by giving a written notice to the Company and/or to any third party designated by the Company (the "Representative"), in such form and method as may be determined by the Company and, when applicable, by the Trustee, in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the exercise price for the number of Shares with respect to which the option is being exercised, at the Company's or the Representative's principal office. The notice shall specify the number of Shares with respect to which the option is being exercised.

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

8.    ASSIGNABILITY AND SALE OF OPTIONS

      8.1. Notwithstanding any other provision of the Plan, no Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Optionee each and all of such Optionee's rights to purchase Shares hereunder shall be exercisable only by the Optionee.

            Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

      8.2 As long as Options or Shares purchased pursuant to thereto are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

9.    INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER'S PERMIT

      9.1. With regards to Approved 102 Options, the provisions of the Plan and/or the Appendix and/or the Option Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer's permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Appendix and of the Option Agreement.

      9.2. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Appendix or the Option Agreement, shall be considered binding upon the Company and the Optionees.

10.   DIVIDEND

      Subject to the Company's incorporation documents, with respect to all Shares (but excluding, for avoidance of any doubt, any unexercised options) allocated or issued upon the exercise of Options and held by the Optionee or by the Trustee as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such shares, and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

11.   TAX CONSEQUENCES


      11.1 Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

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

      11.2 The Company and/or, when applicable, the Trustee shall not be required to release any share certificate to an Optionee until all required payments have been fully made.

      11.3 With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

12.   GOVERNING LAW & JURISDICTION

      This Appendix shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Appendix.


                                      * * *

DATE APPROVED BY BOARD OF DIRECTORS:            November 25, 2004

DATE APPROVED BY STOCKHOLDERS:                  MARCH 28, 2005

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